Arbor Realty
Trust Reports First Quarter 2007 Results

     First Quarter Highlights:

       - Net income increased 9% to $16.8 million from 1Q06

       - Diluted earnings per share of $0.97

       - New loans and investments of $570 million

       - Loan and investment portfolio increased 14% from 4Q06

       - Declared quarterly dividend of $0.62 per share

       - Received $16.0 million cash distribution and recorded $7.4 million of income, before minority interest, from equity participation interest

    UNIONDALE, N.Y., May 4 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended March 31, 2007. Arbor reported net income for the quarter of $16.8 million, or $0.97 per diluted common share, compared to net income for the quarter ended March 31, 2006 of $15.4 million, or $0.90 per diluted common share. Excluding $6.1 million of net income from the On the Avenue transaction and $5.6 million from the Prime transaction for the quarters ended March 31, 2007 and 2006, respectively, net income for the quarter ended March 31, 2007 was $10.7 million, or $0.62 per diluted common share, compared to net income for the quarter ended March 31, 2006 of $9.7 million, or $0.57 per diluted share. (1)

    1. See attached supplemental schedule of non-GAAP financial measures on page 7.

    "The first quarter results reflect our continued financial success and our commitment to enhance the long-term value of our company and franchise," said Ivan Kaufman, Chairman and Chief Executive Officer. "Once again, we demonstrated the strength of our origination network with 28 new loans and investments totaling $570 million originated during the quarter. We also continue to improve our long-term funding sources and drive down borrowing costs maximizing the return on our investments. The first quarter further demonstrates the considerable earnings power of our equity interests, a key component of our business model that continues to enhance our franchise value."

    The results for the first quarter included a $16.0 million distribution from 2170-2178 Broadway Owner LLC "Broadway," an entity in which Arbor owned a 33% profits interest. Broadway owned and operated On the Avenue, an upscale boutique hotel in Manhattan, which it sold with the Company receiving $16.0 million for its profits interest. The Company owned its profits interest through a taxable REIT subsidiary and therefore, the proceeds are subject to corporate income tax. The Company recorded income before minority interest of approximately $7.4 million related to this transaction for the quarter ended March 31, 2007. $16.0 million was recorded as interest income and expenses consisted of a $6.1 million provision for income taxes and a $2.5 million incentive management fee to be paid to our manager.

    During the quarter, Arbor originated $178 million of longer-term, fixed-rate product, which represented 31% of its quarterly volume. Fixed-rate loans represented 27% of Arbor's portfolio at March 31, 2007.

    Total revenues for the quarter ended March 31, 2007 were $66.5 million, an increase of 63% from the same quarter of 2006.

    At March 31, 2007, the net balance in the loan and investment portfolio was $2.3 billion, an increase of 14% from December 31, 2006. The average balance of the loan and investment portfolio during the first quarter was $2.0 billion and the average yield on these assets for the quarter was 9.68%, compared to 10.15% for the fourth quarter of 2006.

    Interest expense for the first quarter 2007 was $32.1 million, an increase of 75% from the first quarter of 2006. This increase reflects higher average borrowings, as well as the rise in interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $1.9 billion and the average cost of these borrowings was 6.89% compared to 7.11% for the fourth quarter of 2006.

    For the first quarter 2007, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $4.2 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement. Arbor Commercial Mortgage intends to exercise its option to receive all of its incentive compensation in shares of Arbor Realty Trust's common stock.

    Financing Activity
    As of March 31, 2007, Arbor's financing facilities for its loan and investment portfolio totaled approximately $2.6 billion and borrowings outstanding under such facilities were $2.1 billion.

    Portfolio Activity
    During the quarter, Arbor originated 28 new loans and investments totaling $570 million. Of the new loans and investments, 18 were bridge loans totaling $419 million, two were junior participating interests totaling $71 million, five were mezzanine loans totaling $50 million, and three were preferred equity investments totaling $30 million.

    During the quarter, 12 loans paid off with an outstanding balance of approximately $270 million. Of this amount, $154 million were loans on properties that were either sold or refinanced outside of Arbor and $116 million was concurrent with an Arbor refinance.

    At March 31, 2007, the loan and investment portfolio unpaid principal balance was $2.3 billion with a weighted average current interest pay rate of 8.68%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.1 billion, with a weighted average interest rate of 6.66% excluding financing and interest rate swap costs.

    As previously disclosed, Arbor has an $8.5 million loan in its portfolio that is non-performing and income recognition has been suspended. During the first quarter, the Company purchased the remaining portion of the non-performing first mortgage debt of approximately $36 million, including accrued interest, allowing Arbor to control the exit strategy on the asset. The principal amount of these loans is not deemed to be impaired and no loan loss reserve has been recorded to date.

    Dividend
    As previously announced, the Board of Directors declared a dividend of $0.62 per share for the quarter ended March 31, 2007, to be paid on May 25, 2007 to shareholders of record on May 16, 2007.

    Equity Participation Interests
    Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests and IRR lookbacks. As previously disclosed, the Company recorded $7.4 million of income before minority interest from its profits interest in the On the Avenue transaction during the quarter. In addition, the Company originated one new investment with an equity participation interest during the quarter. There were no new loans and investments originated during the quarter with IRR lookbacks.

    Earnings Conference Call
    Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are
(866) 831-6162 for domestic callers and (617) 213-8852 for international callers. The participant passcode for both is 83055413.

    After the live webcast, the call will remain available on Arbor's Web site, www.arborrealtytrust.com through May 18, 2007. In addition, a telephonic replay of the call will be available until May 11, 2007. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 24057874.

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2006 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                       Quarter Ended
                                                          March 31,
                                                   2007              2006

                                               (Unaudited)       (Unaudited)
     Revenue:
     Interest income                           $66,460,653       $40,688,671
     Other income                                    6,170            71,347
         Total revenue                          66,466,823        40,760,018

     Expenses:
     Interest expense                           32,112,519        18,350,312
     Employee compensation and benefits          1,441,148         1,154,931
     Stock based compensation                      451,560           422,415
     Selling and administrative                  1,059,019           787,822
     Management fee - related party              4,873,682         4,152,773
         Total expenses                         39,937,928        24,868,253
     Income before income from equity
      affiliates, minority interest
      and provision for income taxes            26,528,895        15,891,765
     Income from equity affiliates                       -         2,909,292
     Income before minority interest
      and provision for income taxes            26,528,895        18,801,057
     Income allocated to minority
      interest                                   3,680,314         3,396,810

     Income before provision for income
      taxes                                     22,848,581        15,404,247

     Provision for income taxes                  6,085,000            50,000

     Net income                                $16,763,581       $15,354,247

     Basic earnings per common share                 $0.98             $0.90

     Diluted earnings per common share               $0.97             $0.90

     Dividends declared per common share             $0.60             $0.70

     Weighted average number of shares
      of common stock outstanding:

         Basic                                  17,183,318        17,086,849

         Diluted                                21,029,957        20,920,197

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                                      Quarter Ended
                                                          March 31,
                                                  2007              2006

     Total revenue, GAAP basis                 $66,466,823       $40,760,018

     Subtract: Prime transaction                       -           6,274,041
                    On the Avenue transaction   15,997,843                 -

     Total revenue, as adjusted                $50,468,980       $34,485,977


     Net income, GAAP basis                    $16,763,581       $15,354,247

     Subtract: Prime transaction                       -           5,638,218
                    On the Avenue transaction    6,099,638                 -

     Net income, as adjusted                   $10,663,943        $9,716,029


     Diluted earnings per common share,
      GAAP basis                                     $0.97             $0.90

     Diluted earnings per common share,
      as adjusted                                    $0.62             $0.57

     Diluted weighted average shares
      outstanding                               21,029,957        20,920,197


    a.) Given the magnitude of the Prime and On the Avenue transactions, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.



                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                March 31,       December 31,
                                                  2007              2006
                                               (Unaudited)        (Audited)

    Assets:
    Cash and cash equivalents                   $8,106,495        $7,756,857
    Restricted cash                            115,043,453        84,772,062
    Loans and investments, net               2,279,472,485     1,993,525,064
    Related party loans, net                             -         7,752,038
    Available-for-sale securities, at
     fair value                                          -        22,100,176
    Investment in equity affiliates             28,910,033        25,376,949
    Other assets                                69,359,599        63,062,065
        Total assets                        $2,500,892,065    $2,204,345,211

    Liabilities and Stockholders' Equity:
    Repurchase agreements                     $571,451,002      $395,847,359
    Collateralized debt obligations          1,144,049,000     1,091,529,000
    Junior subordinated notes to subsidiary
     trust issuing preferred securities        222,962,000       222,962,000
    Notes payable                              140,569,360        94,574,240
    Due to related party                         5,157,967         3,983,647
    Due to borrowers                            13,106,797        16,067,295
    Other liabilities                           32,305,435        17,802,341
        Total liabilities                    2,129,601,561     1,842,765,882

    Minority interest                           66,837,456        65,468,252

    Stockholders' equity:
    Preferred stock, $0.01 par value:
     100,000,000 shares authorized;
     3,776,069 shares issued and outstanding        37,761            37,761
    Common stock, $0.01 par value:
     500,000,000 shares authorized;
     17,509,775 shares issued, 17,230,375
     shares outstanding at March 31, 2007
     and 17,388,770 shares issued,
     17,109,370 shares outstanding at
     December 31, 2006                             175,098           173,888
    Additional paid-in capital                 277,174,607       273,037,744
    Treasury stock, at cost - 279,400
     shares                                     (7,023,361)       (7,023,361)
    Retained earnings                           34,157,839        27,732,489
    Accumulated other comprehensive
     (loss) income                                 (68,896)        2,152,556
    Total stockholders' equity                 304,453,048       296,111,077
    Total liabilities and stockholders'
     equity                                 $2,500,892,065    $2,204,345,211

                           Arbor Realty Trust, Inc.
                  Internal Rate of Return ("IRR") Lookbacks
                      (all dollar amounts in thousands)
                                  Unaudited

                                  Loan                Pay Rate
                  Origination  Commitment                 @         IRR
    Loan Name        Date        Amount     Index      3/31/07      Rate

    135 Greenwich
     St.              1Q05       11,815  LIBOR + 5.00%  10.32%  12.00% Year 1
                                         LIBOR + 5.00%          13.50% Year 2
                                         LIBOR + 5.00%          15.00% Year 3

    Total                       $11,815                 10.32%  13.50%

    This loan contains a provision whereby upon repayment of the loan, the borrower must make an additional payment in an amount sufficient to give Arbor Realty Trust, Inc. the yield noted in the "IRR Rate" column. Management has not yet determined that these amounts are collectable and, therefore, has not accrued the difference between the current pay rate and the IRR rate.



                             Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                                      Initial ART                     Current
                                      Investment      Investment    Investment
    Name                                 Amount          Date          Amount

    80 Evergreen                           $384          3Q03            $201

    930 Flushing                          1,126          3Q03             375

    Prime Portfolio                       2,100          4Q03               -

    Prime Portfolio                                                         -

    450 W. 33rd St                        1,500          4Q03           2,711

    823 Park Avenue                           -          3Q04               -

    York Avenue                             540          3Q04               -

    Toy Building                         10,000          2Q05          19,569

    Homewood Mtn Resort                       -          2Q06               -

    Richland Terrace Apartments               -          3Q06               -

    Ashley Court Apartments                   -          3Q06               -

    Nottingham Village                        -          1Q07               -


                             Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                                               Approximate
                                                Square         Property
    Name                             Profit %   Footage          Type

    80 Evergreen                      12.50%     77,680       Warehouse

    930 Flushing                      12.50%    304,080       Warehouse

    Prime Portfolio                    7.50%  6,700,000     Retail Outlets

    Prime Portfolio                   16.67%  6,700,000     Retail Outlets

    450 W. 33rd St                    29.00%  1,746,734         Office

    823 Park Avenue                   20.00%     52,374       Conversion

    York Avenue                        8.70%     45,200       Conversion

    Toy Building                      20.00%    958,000         Office

    Homewood Mtn Resort               25.60%     ** 1224         Land

    Richland Terrace Apartments       25.00%    342,152      Multi Family

    Ashley Court Apartments           25.00%    177,892      Multi Family

    Nottingham Village                25.00%    285,900      Multi Family

                             Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                                          Current
                                        Debt Balance
    Name                     Location    on Property Comments

    80 Evergreen           Brooklyn, NY      $4,800

    930 Flushing           Brooklyn, NY      25,000  Property refinanced July
                                                     2005

    Prime Portfolio        Multi-state    1,275,678  Properties refinanced

    Prime Portfolio        Multi-state               All equity returned to
                                                     investors

    450 W. 33rd St        New York City     350,000  Preferred return of 12.5%

    823 Park Avenue       New York City     120,500 *Condo conversion -
                                                     investment held in
                                                     Taxable REIT Subsidiary
                                                     ("TRS")

    York Avenue           New York City      32,000  Property refinanced Dec
                                                     2005

    Toy Building          New York City     390,000  TRS Asset

    Homewood Mtn Resort    Homewood, CA      78,253  Profits interest held in
                                                     TRS

    Richland Terrace
     Apartments            Columbia, SC       7,460

    Ashley Court
     Apartments           Fort Wayne, IN      5,452

    Nottingham Village   Indianapolis, IN     6,626

    * - debt balance represents anticipated debt financing required to complete condominium conversion project.
    ** - amount represents approximate acreage of property.


    Contacts:                            Investors:
    Arbor Realty Trust, Inc.             Stephanie Carrington/ Denise Roche
    Paul Elenio, Chief Financial Officer The Ruth Group
    516-832-7422                         646-536-7017 / 7008
    pelenio@arbor.com                    scarrington@theruthgroup.com
                                         droche@theruthgroup.com

    Media:
    Bonnie Habyan, SVP of Marketing
    516-229-6615
    bhabyan@arbor.com

SOURCE  Arbor Realty Trust
    -0-                             05/04/2007
    /CONTACT: Paul Elenio, Chief Financial Officer, +1-516-832-7422, or pelenio@arbor.com, or Media, Bonnie Habyan, SVP of Marketing, +1-516-229-6615, or bhabyan@arbor.com, both of Arbor Realty Trust, Inc.; or Investors, Stephanie Carrington, +1-646-536-7017, or scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, or droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc. /
    /Web site: http://www.arborrealtytrust.com
               http://www.real.com /
    (ABR)